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                                                                    EXHIBIT 2.3


                                VOTING AGREEMENT

      This VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of January 16, 2001, between Macromedia, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("STOCKHOLDER") of Allaire Corporation, a Delaware corporation ("COMPANY").

                                    RECITALS

      A. Concurrently with the execution of this Agreement, Parent, Company and Alaska Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") which provides for the merger of Merger Sub and Company (the "MERGER"). Pursuant to the Merger, shares of common stock of Company, par value $0.01 per share ("COMPANY COMMON STOCK") will be converted into shares of Parent Common Stock on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

      B. Stockholder is the record holder or beneficial owner of, or exercises voting power over, such number of outstanding shares of Company Common Stock as is indicated on the final page of this Agreement.

      C. As a material inducement to enter into the Merger Agreement, Parent desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares (as defined below), and such other shares of capital stock of Company over which Stockholder has voting power, so as to facilitate consummation of the Merger.


      In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:


      1.    AGREEMENT TO VOTE SHARES.

            1.1   Definitions.  For purposes of this Agreement:


                  (a) Shares. The term "SHARES" shall mean all issued and outstanding shares of Company Common Stock owned of record or beneficially by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Company called for the purpose of voting on the matters referred to in Section 1.2, or (ii) to take action by written consent of the stockholders of Company with respect to the matters referred to in Section 1.2. Stockholder agrees that any shares of capital stock of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or over which Stockholder exercises voting power after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 3 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

                  (b) Subject Securities. The term "SUBJECT SECURITIES" shall mean: (i) all securities of Company (including all shares of Company Common Stock and all options,
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warrants and other rights to acquire shares of Company Common Stock)
beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires beneficial ownership during the period from the date of this Agreement through the earlier of termination of this Agreement pursuant to Section 3 below or the record date for the meeting at which stockholders of Company are asked to vote upon approval of the Merger Agreement and the Merger.

                  (c) Transfer. Stockholder shall be deemed to have effected a "TRANSFER" of a security if Stockholder directly or indirectly: (i) sells, pledges, encumbers, transfers or disposes of, or grants an option with respect to, such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

            1.2 Agreement to Vote Shares. Stockholder hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the first to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement (the "EFFECTIVE TIME") and (ii) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Company, however called, or in connection with any written consent of the stockholders of Company, Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares:

            (1) in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof; and

            (2) against approval of any proposal made in opposition to or in competition with the consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of Stockholder under this Agreement.

                  Stockholder further agrees not to enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2.

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            1.3.  Transfer and Other Restrictions.

                  (a) Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                        (i) except pursuant to the terms of the Merger Agreement
            or as may be specifically required by court order, offer for sale, Transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale Transfer or other disposition of any or all of the Subject Securities or any interest therein except as provided in
            Section 1.2 hereof;

                        (ii) grant any proxy, power of attorney, deposit any of
            the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Securities except as provided in this Agreement or as may be specifically required by court order; or

                        (iii) take any other action that would make any
            representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

                  (b) To the extent Stockholder is, as of the date hereof, party to a contract or agreement that requires Stockholder to Transfer Shares to another person or entity (excluding a contract or agreement pledging Shares to Company), Stockholder will not effect any such Transfer unless and until the transferee agrees to be bound by and executes an agreement in the form of this Agreement with respect to the Shares to be Transferred. Nothing herein shall prohibit Stockholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant Stockholder may hold to acquire capital stock of the Company; provided that the securities of the Company acquired upon such exercise shall be deemed Shares.

            1.4 Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit I (the "PROXY"), which shall be irrevocable, with respect to the Shares, subject to the other terms of this Agreement.

            1.5 No Limitation on Discretion as Director. This Agreement is intended solely to apply to the exercise by Stockholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder who is a director of the Company with respect to, any action which may be taken or omitted by Stockholder acting in Stockholder's fiduciary capacity as a director of the Company.

      2.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

            (a) On and as of the date hereof, Stockholder is the record or beneficial owner of, or Stockholder exercises voting power over, the shares of Company Common Stock indicated
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on the final page of this Agreement, which, on and as of the date hereof, are free and clear of any Encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement. On and as of the date hereof, the number of Shares set forth on the signature page hereto are the only Shares held of record or beneficially owned by Stockholder or over which Stockholder exercises voting power and, except as set forth on such signature page, Stockholder holds no options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

            (b) Stockholder has the requisite capacity, power and authority to enter into this Agreement and to consummate the transaction contemplated by this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, and (ii) for the limitations imposed by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation which would result in the creation of any Encumbrance upon any of the Shares owned by Stockholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on Stockholder or any Shares owned by Stockholder, except for any such conflicts, violations, defaults or creation of any Encumbrances upon any Shares that would not prevent or materially delay the performance by Stockholder of Stockholder's obligations under this Agreement. No consent, approval, order or authorization of any Governmental Entity is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated by this Agreement, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and
(ii) where the failure to obtain such consents, approvals, orders or authorizations would not prevent or materially delay the performance by Stockholder of his, her or its obligations under this Agreement. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement. Prior to the approval of Company's Board of Directors of this Agreement, Stockholder and Parent had no agreement, arrangement or understanding with respect to the voting of any of Stockholder's securities of the Company.

      3. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the first to occur of (i) the Effective Time and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof.

      4.  MISCELLANEOUS.

            4.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then
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the remainder of the terms, provisions, covenants and restrictions of this
Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            4.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Any purported assignment in violation of this Section shall be void.

            4.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            4.4 Specific Performance; Injunctive Relief; Attorneys Fees. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

            4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given upon delivery either by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following address or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

            If to Parent:
            Macromedia, Inc.
            600 Townsend Street
            San Francisco, California 94103
            Attn:  General Counsel
            Facsimile No.:  415-626-0554

            with a copy to:

            Fenwick & West LLP
            275 Battery Street, 15th Floor
            San Francisco, California 94111
            Attn: Gordon K. Davidson
                  Douglas N. Cogen
            Facsimile No.:  415-281-1350

            If to Stockholder, to the address for notice set forth on the last page hereof.

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            with a copy to:

            Foley, Hoag & Eliot LLP
            One Post Office Square
            Boston, Massachusetts  02109
            Attn: Robert L. Birnbaum
                  William R. Kolb
            Facsimile No.: 617-832-7000

Any party hereto may by notice so given provide and change its address for future notices hereunder.

            4.6 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

            4.7 Entire Agreement. The Merger Agreement, this Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

            4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.9 Captions. The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.

                                    * * * * *







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      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.



                                       MACROMEDIA, INC.



                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                       STOCKHOLDER:





                                       ---------------------------------------
                                       Name:

                                       Stockholder's Address for Notice:

                                       c/o Allaire Corporation
                                       275 Grove Street
                                       Newton, Massachusetts 02466

                                             Outstanding Shares of Company
                                             Common Stock Held of Record or
                                             Beneficially Owned by Stockholder
                                             or Over Which Stockholder Exercises
                                             Voting Power:

                                             -----------------------------------

                                             Options, Warrants or Rights to
                                             purchase Company Common Stock
                                             Beneficially Owned by Stockholder:

                                             -----------------------------------

                                                                       EXHIBIT I

                                IRREVOCABLE PROXY

      The undersigned stockholder (the "STOCKHOLDER") of Allaire Corporation, a Delaware corporation ("COMPANY"), hereby irrevocably appoints and constitutes the members of the Board of Directors of Macromedia, Inc., a Delaware corporation ("PARENT"), and each such Board member (collectively, the "PROXYHOLDERS"), the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of Company Common Stock held of record by or beneficially owned by the undersigned or over which the undersigned exercises voting power, which shares are listed below (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows: the Proxyholders named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, (i) in favor of adoption of the Agreement and Plan of Merger (the "MERGER AGREEMENT") among Parent, Alaska Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Macromedia, Inc. ("MERGER SUB") and Company, and the approval of the merger of Merger Sub and Company (the "MERGER"), and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger, including, without limitation, any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement) or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of the Stockholder under that certain Voting Agreement, dated as of January 16, 2001, by and between Parent and the Stockholder (the "VOTING AGREEMENT").

      The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all matters other than those set forth in the immediately preceding paragraph. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 1 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Company to be purchased and sold pursuant the Merger Agreement.

      This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Company and with any Inspector of Elections at any meeting of the stockholders of Company.

      This proxy is irrevocable and shall survive the insolvency, incapacity, or death of the undersigned. Dated: January 16, 2001.

                        -------------------------------------
                        Signature

                        --------------------------------------
                        Name

                        Shares of Company Common Stock held of record by or beneficially owned by the Stockholder or over which the Stockholder exercises voting power:
                                                            ----------------